As filed with the Securities and Exchange Commission on July 7, 2021.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AltC Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	6770	86-2292473
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

640 Fifth Avenue, 12th Floor

New York, NY 10019

Telephone: (212) 380-7500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jay Taragin

Chief Financial Officer

c/o AltC Acquisition Corp.

640 Fifth Avenue, 12th Floor

New York, NY 10019

Telephone: (212) 380-7500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Alexander D. Lynch, Esq. Barbra J. Broudy, Esq. Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, NY 10153 Tel: (212) 310-8000 Fax: (212) 310-8007	Joel L. Rubinstein, Esq. Daniel E. Nussen, Esq. White & Case LLP 1221 Avenue of the Americas New York, NY 10020 (212) 819-8200

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-254263

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging Growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Class A common stock, $0.0001 par value (2)(3)	4,000,000 Shares	$10.00	$40,000,000	$4,364.00(4)(5)

(1)	Based on the public offering price.

(2)	Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-254263). Includes shares of Class A common stock which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)	Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4)	The Registrant previously registered securities having a proposed maximum aggregate offering price of $460,000,000 on its Registration Statement on Form S-1, as amended (File No. 333-251649), which was declared effective by the Securities and Exchange Commission on July 7, 2021. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $40,000,000 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.

(5)	The Registrant previously paid $125,465.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed by AltC Acquisition Corp., a Delaware corporation (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-254263) (the “Prior Registration Statement”), initially filed by the Registrant on March 15, 2021 and declared effective by the Securities and Exchange Commission on July 7, 2021. This Registration Statement covers the registration of an additional 4,000,000 of the Registrant’s shares of Class A common stock, par value $0.0001, including shares which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any. The required opinion of counsel and related consent and accountant’s consents are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits. All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1 (SEC File No. 333-254263) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit No.	Description

5.1	Opinion of Weil, Gotshal & Manges LLP, Counsel to Registrant.

23.1	Consent of Marcum LLP.

23.2	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York on the 7th day of July 2021.

ALTC ACQUISITION CORP.

By:	/s/ Jay Taragin
Name:	Jay Taragin
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Sam Altman	Chief Executive Officer and Director (Principal	July 7, 2021
Sam Altman	Executive Officer)

/s/ Jay Targin	Chief Financial Officer (Principal Financial and	July 7, 2021
Jay Taragin	Accounting Officer)

/s/ Michael Klein	Chairman of the Board of Directors	July 7, 2021
Michael Klein

/s/ Frances Frei	Director	July 7, 2021
Frances Frei

/s/ Allison Green	Director	July 7, 2021
Allison Green

/s/ John L. Thornton	Director	July 7, 2021
John L. Thornton